[SALOMON SMITH BARNEY LETTERHEAD]




May 3, 1998

Board of Directors
Echlin Inc.
100 Double Beach Road
Branford, Connecticut 06405

Members of the Board:

      You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $1.00 per share and the associated Series A Participating Cumulative Preferred stock purchase rights (together, "Company Common Stock"), of Echlin Inc. (the "Company"), a Connecticut corporation, other than SPX Corporation ("SPX"), a Delaware corporation and its affiliates or Dana Corporation ("Parent"), a Virginia corporation and its affiliates, of the consideration to be received by such holders in connection with the proposed merger (the "Merger") of the Company with Echo Acquisition Corp. ("Sub"), a Connecticut corporation and a wholly owned subsidiary of Parent, pursuant to a draft dated May 2, 1998 of a merger agreement and plan of merger, among the Company, Parent and Sub. Upon the effectiveness of the Merger, each issued and outstanding share of Company Common Stock (other than shares owned by Parent, any subsidiary of Parent, the Company or any subsidiary of the Company will be converted into and represent the right to receive .9293 (the "Exchange Ratio") shares of the common stock, par value $1.00 per share ("Parent Common Stock"), of Parent including attached rights issued pursuant to the Rights Agreement, dated as of April 25, 1996, between Parent and the Rights Agent named therein. We understand that the Merger will be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles as described in Accounting Principles Board Opinion Number 16.

      In connection with rendering our opinion, we have reviewed certain publicly available information concerning the Company and Parent and certain other financial information concerning the Company and Parent, including financial forecasts, that were provided to us by the Company and Parent, respectively. We have discussed the past and current business operations, financial condition and prospects of the Company and Parent and of the proposed combined entity with certain officers and employees of the Company and Parent, respectively. We have reviewed the Tender Offer Statement on
Schedule 14D-1 dated April 30, 1998 filed by SPX that sets forth an alternative proposal to acquire all the outstanding Company Common Stock. For purposes of this opinion, we have assumed the Company and Dana will enter into a definitive merger agreement with financial terms at least as favorable to the Company's shareholders as those in such draft agreement. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

      In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information. With respect to the financial forecasts of the Company and Parent, including the forecasted synergies of the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgements of the respective managements of the Company and Parent, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have not assumed any responsibility for any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of the Company or Parent. We were not asked to and did not formally solicit other proposals to acquire the Company.

      Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion as expressed below does not imply any conclusion as to the likely trading range for Parent Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion does not address the Company's underlying business decision whether or not to effect the Merger, and we express no view on the effect on the Company of the Merger and related transactions. Our opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to holders of Company Common Stock other than SPX and its affiliates or Parent and its affiliates and does not constitute a recommendation concerning how holders of Company Common Stock should vote with respect to the Merger Agreement or the Merger.

      We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services a portion of which is contingent upon the consummation of certain transactions or the occurrence of certain events. In the ordinary course of business, we and our affiliates may actively trade the securities of the Company and Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates have previously rendered certain investment banking and financial advisory services to the Company for which we have received customary compensation. We and our affiliates (including Travelers Group Inc.) may have other business relationships with the Company or Parent in the ordinary course of their businesses.

      Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of Company Common Stock other than SPX and its affiliates or Parent and its affiliates.


                                          Very truly yours,



                                          SALOMON SMITH BARNEY


                     [SALOMON SMITH BARNEY LETTERHEAD]





May 3, 1998

Board of Directors
Echlin Inc.
100 Double Beach Road
Branford, Connecticut 06405


Members of the Board:

      You have requested our opinion as to the adequacy, from a financial point of view, to the holders of common stock, par value $1.00 per share and the associated Series A Participating Cumulative Preferred Stock purchase rights (together, "Company Common Stock"), of Echlin Inc. (the "Company"), a Connecticut corporation, other than SPX Corporation ("SPX"), a Delaware corporation, and its affiliates, of the consideration available under the Offer to Exchange dated April 30, 1998 of SPX (the "Offer"). Pursuant to the Offer each issued and outstanding share of Company Common Stock may be exchanged for .4796 shares of Common Stock Par Value $10 per share of SPX ("SPX Common Stock") and $12 cash (together, the "Consideration").

      In connection with rendering our opinion, we have reviewed certain publicly available information concerning the Company and SPX, and certain other financial information concerning the Company, including financial forecasts, that were provided to us by the Company. We have discussed the past and current business operations, financial condition and prospects of the Company with certain officers and employees of the Company. We have reviewed the Tender Offer Statement on Schedule 14D-1 dated April 30, 1998 filed by SPX and a draft dated May 2, 1998 of a merger agreement and plan of merger among the Company, Dana Corporation, a Virginia corporation ("Dana") and Echo Acquisition Sub, a Connecticut corporation. We also have reviewed publicly available information concerning Dana and certain other financial information concerning Dana, including financial forecasts, that were provided to us by Dana. For purposes of this opinion, we have assumed the Company and Dana will enter into a definitive merger agreement with financial terms at least as favorable to the Company's shareholders as those in such draft agreement. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

      In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information. With respect to the financial forecasts reviewed by us, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgements of the management of the corporation providing such forecasts, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have not made, obtained or assumed any responsibility for any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of the Company or any other entity, nor have we been furnished with any such evaluations or appraisals.

      Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion as expressed below does not imply any conclusion as to the likely trading range for Company Common Stock, SPX Common Stock, or the common stock par value $1.00 per share, of Dana at any time in the future, which, in each case, may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion does not address the Company's underlying business decision whether to accept or to reject the Offer. Our opinion is directed only to the adequacy, from a financial point of view, of the Consideration to holders of Company Common Stock other than SPX and its affiliates and does not constitute a recommendation concerning whether or not holders of Company
Common Stock should tender their shares pursuant to the Offer.

      We have acted as financial advisor to the Board of Directors of the Company in connection with the Offer and will receive a fee for our services a portion of which is contingent upon the consummation of certain transactions or the occurrence of certain events. In the ordinary course of business, we and our affiliates may actively trade the securities of the Company, SPX or Dana for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates have previously rendered certain investment banking and financial advisory services to the Company for which we have received customary compensation. We and our affiliates (including Travelers Group
Inc.) may have other business relationships with the Company, SPX or Dana in the ordinary course of their businesses.

      Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration is inadequate from a financial point of view to the holders of Company Common Stock other than SPX and its affiliates.


                                      Very truly yours,


                                      SALOMON SMITH BARNEY